EXHIBIT 10.6.2
                                      A - 1


                            AMENDMENT TO NON-EMPLOYEE
                       DIRECTORS' DEFERRED FEE EQUITY PLAN

         The Non-Employee Directors' Deferred Fee Equity Plan is proposed to be amended by the addition of the following Article 12:

ARTICLE 12 Formula Plan

         12.1 Eligibility. All Directors of the Company shall automatically participate in the Formula Plan.

         12.2 Shares subject to the Formula Plan. Shares of Common Stock which shall have been purchased or which may be issued upon the exercise of the Options under the Formula Plan shall be included as shares "which shall have been purchased by Participants pursuant to Options and which may be issued pursuant to outstanding Options under the Option Plan" for purposes of the maximum share limitation of Section 11.2.

         12.3 Terms, Conditions and Form of Options. Each Option granted under the Formula Plan shall be evidenced by written agreement in such form and containing such terms, consistent with the Plan, as the Committee shall from time to time approve. All Options and said agreements shall be subject to the terms and conditions set forth in this Article 12 and to the other applicable terms and conditions of the Plan.

         12.4 Grant. On the first day of each Plan Year starting with the calendar 1997 and continuing through 2002 (and for successive years thereafter if the Plan is extended by the Board of Directors), Options to purchase 5,000 shares of Common Stock, as adjusted pursuant to Section 11.5, shall be awarded to each Director in office on such date, without the need for further corporate action. The Grant Date for such Options shall be the first day of each year. In addition, on September 1, 1996, Options to purchase 2,500 shares of Common Stock shall be granted to each Director of the Company in office on such date. In each Plan Year, the Board of Directors may change the number of shares of Common Stock which will be subject to purchase upon exercise of the Options to be awarded during the succeeding Plan Year subject to a maximum of 10,000 shares of Common Stock per year, as adjusted pursuant to Section 11.5.

         12.5 Subsequently Elected Directors. For years subsequent to 1996, individuals who are not Directors on the first day of a Plan Year but who become Directors of the Company on or before the date of the annual meeting of stockholders for the election of directors shall be awarded, as of the Grant Date, without need for further corporate action, Options to purchase 5,000 shares of Common Stock. The Grant Date for such Options shall be the date upon which such individual first becomes a Director. Individuals who become a Director or who become eligible to participate in the Plan during a Plan Year, but after the date of the annual meeting of stockholders, shall not be eligible to receive options until the first day of the next Plan Year.

         12.6 Exercise Price. The purchase price per share of Common Stock for which each Option is exercisable shall be 100% of the Fair Market Value per share of Common Stock on the Grant Date for such Option. "Fair Market Value" shall have the meaning as defined in Article 2 assuming that the Grant Date is a date specified in the definition.

         12.7 Exercisability; Term of Options. Each Option under the Formula Plan will vest and become exercisable six months after the Grant Date (provided that the Participant is a Director at that time) or on such earlier date that a Participant ceases to be a Director by reason of retirement (which for these purposes shall mean retirement pursuant to Board policy), death or disability. Except as otherwise provided in this Section, each Option granted under the Formula Plan shall remain exercisable until the 10th anniversary of its Grant Date.

         12.8 Other. To the extent not inconsistent with the provisions set forth in this Article 12, Options awarded pursuant to the Formula Plan, Participant's rights and the Company's obligations shall be subject to the provisions of Sections 4.5, 4.6, 4.7 and 4.8 and Articles 2, 9, 10 and 11 of the Plan.

         12.9 Compliance with law. All Options granted pursuant to the Formula Plan will be subject to compliance with all applicable laws, rules and regulations of any regulatory or other governmental body having jurisdiction, and with any rules or policies of any stock exchange on which shares of Common Stock may be listed, and each option agreement shall provide that the validity of the Options and the Company's obligation to issue Shares of Common Stock upon exercise of the Option are subject to such compliance.

         12.10 Duration of the Formula Plan; Effective Date. Amendment No. I to the Plan shall become effective on August 20, 1996, provided that the effectiveness of the Formula Plan and the amendment to the Plan modifying Section 4.7 shall be subject to approval of the stockholders of the Company at the first annual meeting of the stockholders held after the end of the 1996 to the extent, in each case, that such approval is called for by the rules or policies of the New York Stock Exchange or is otherwise deemed advisable by the Company. The period during which Option awards may be made under the Formula Plan shall terminate on December 31, 2002. Such termination shall not effect the terms of any then outstanding Options. The Board of Directors of the Company shall have the right to extend the effectiveness of the Formula Plan, with such amendments to the Plan as they may deem appropriate, for an additional six-year period until December 31, 2008 without any additional approval by the stockholders of the Company being required, it being understood that if any approval of stockholders of the Company is obtained during 1997, such approval shall include the Plan as and if so extended by the Board of Directors.

Certain provisions of the Plan which are referred to in proposed Article 12 read as follows:

         "2.10 "Director" means any director of the Company who is not a full-time employee of the Company. For the purposes of the Plan, an individual who is both a full-time employee of the Company and a director of the Company and therefore ineligible to participate in the Plan and who ceases to be a full-time employee but remains in office as a director shall become eligible to participate in the Plan as a Director as of the termination of his or her service as a full-time employee."

         "2.13 "Fair Market Value" of the Common Stock as of any...Effective Date...shall be the average of the daily high and low prices of shares of Common Stock reported on a composite tape for securities listed on The New York Stock Exchange or, if such shares are not listed for trading on such exchange, on any other established securities market for which quotations are readily available, for the third, fourth, fifth and sixth trading days of the month which follow each ... Effective Date . . . Participants will be credited with fractional share interests. If required, an appropriate adjustment will be made for record dates, payment dates and ex-distribution trading. The ... Option Plan Committee or the Board of Directors may select in advance different trading days of the month for determining Fair Market Value, in their discretion."

         11.2 Shares Subject to the Plan.

         As of any date the maximum number of shares of Common Stock which the Plan may be obligated to deliver pursuant to the Stock Plan and the maximum number of shares of Common Stock which shall have been purchased by Participants pursuant to Options and which may be issued pursuant to outstanding Options under the Option Plan shall not be more than one (1%) percent of the total outstanding shares of Common Stock Series A and Series B of the Company as of such date, subject to adjustment in the event of changes in the corporate structure of the Company affecting capital stock. Any Common Stock transferred by the Company to a Stock Plan Account or to the Trustee or delivered by the Company upon exercise of an Option hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares as the Company shall determine. Cash transferred to the Trustee may be used to purchase Common Stock in the open market or from the Company.

         In the event that the total number of shares of Common Stock subject to, or issued pursuant to, the Plan at any one time is in excess of the above-stated limit, the number need not be reduced if such excess has resulted from a reduction in the amount of issued and outstanding shares of Common Stock subsequent to the time that such Options were granted or such shares were issued. If any shares of Common Stock subject to purchase by a Participant under an Option under the Plan are not purchased, such shares of Stock shall be deemed not to have been purchased pursuant to the Plan for purposes of this Section. Shares of Common Stock received or retained by the Company in payment of the exercise price of Options or in payment, or in lieu of payment, of withholding taxes shall not reduce the number of shares deemed to have been purchased pursuant to the Plan."

         "11.5 Adjustments in Event of Change in Common Stock".

         Subject to the provisions of Sections 6.1 and 7.3, in the event of any stock dividend, stock split, recapitalization, or reclassification of shares of Common Stock, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or tender offer for its securities, or other event which could distort the implementation of the Plan or the realization of its objectives, the Administrator shall make such appropriate adjustments in the number and kind of securities which a Plan Unit will represent or which may be paid out under the Plan, and in the number of shares of Common Stock or other securities or number and kind of securities, and the purchase price therefor, for which an Option may be exercisable or in terms, conditions or restrictions on securities as the Administrator deems equitable.

         In the event of a stock split or stock dividend, the number of shares purchasable upon exercise of an Option shall be increased to the new number of shares which result from the shares covered by the Option immediately before the split or dividend. The purchase price per share shall be reduced proportionately and the total purchase price will remain the same. In the case of a distribution in property other than cash the number of shares covered shall be increased to reflect, in shares valued at the then current market, the fair value of the distribution.

         All events occurring between the Effective Date of the Option and its exercise shall result in an adjustment to the Option terms."

         The following provisions of the Plan referred to in proposed Article 12 are omitted herein. They are contained in the Plan, a copy of which can be obtained from the Company as described in the Proxy Statement:

         Section 4.5 dealing with notice of exercise; Section 4.6 covering the payment of the Purchase Price for an Option either in cash or in shares of Common Stock; Section 4.7 covering the exercisability of an Option upon termination of a Participant's directorship; Section 4.8 covering the non-transferability of an Option and the exceptions thereto; Article 9 covering Option exercise matters; Article 10 covering administrative matters; and Article 11 covering term of the Plan, the non-alienation of benefits under the Plan, and amendments of the Plan.